          ---------------------------------------------------------------



                                 SECURITY AGREEMENT


                             Dated as of April 14, 1998


                                      between


                                SANTA FE HOTEL INC.


                                        and


                       PDS Financial Corporation - Nevada, as
                                  Collateral Agent



          ---------------------------------------------------------------

                                 TABLE OF CONTENTS


Section 1.     Definitions and Interpretation . . . . . . . . . . . . . 1
               1.01 Certain Defined Terms . . . . . . . . . . . . . . . 1
               1.02 Interpretation. . . . . . . . . . . . . . . . . . . 3

Section 2.     Collateral . . . . . . . . . . . . . . . . . . . . . . . 4
               2.01 Grant . . . . . . . . . . . . . . . . . . . . . . . 4
               2.02 Perfection. . . . . . . . . . . . . . . . . . . . . 4
               2.03 Attorney-in-Fact. . . . . . . . . . . . . . . . . . 4
               2.04 Use of Collateral . . . . . . . . . . . . . . . . . 5
               2.05 Rights and Secured obligations. . . . . . . . . . . 5

Section 4.     Representations and Warranties . . . . . . . . . . . . . 5
               4.01 Organization, Powers and Good Standing. . . . . . . 5
               4.02 No Conflict . . . . . . . . . . . . . . . . . . . . 5
               4.03 Governmental Approvals. . . . . . . . . . . . . . . 6
               4.04 Filings, Etc. . . . . . . . . . . . . . . . . . . . 6
               4.05 Locations of Collateral, Offices and Names. . . . . 6
               4.06 Title to Collateral; Validity and Perfection of
                    Security Interest; Absence of Other Liens . . . . . 6

Section 5.     Covenants. . . . . . . . . . . . . . . . . . . . . . . . 7
               5.01 Books and Records . . . . . . . . . . . . . . . . . 7
               5.02 Removals, Etc.. . . . . . . . . . . . . . . . . . . 7
               5.03 Sales and Other Liens . . . . . . . . . . . . . . . 7
               5.04 Further Assurances. . . . . . . . . . . . . . . . . 7
               5.05 Verification, Etc.. . . . . . . . . . . . . . . . . 8
               5.06 Payment of Charges and Claims . . . . . . . . . . . 8
               5.07 Duty of Care. . . . . . . . . . . . . . . . . . . . 8
               5.08 Protection of Security; Notice of Levy. . . . . . . 8

Section 6.     Events of Defaults, Remedies, Etc. . . . . . . . . . . . 9
               6.01 Events of Default . . . . . . . . . . . . . . . . . 9
               6.02 Remedies, Etc.. . . . . . . . . . . . . . . . . . . 9
               6.03 Private Sale. . . . . . . . . . . . . . . . . . . . 10
               6.04 Application of Proceeds . . . . . . . . . . . . . . 10

Section 7.     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . 11
               7.01 Waiver. . . . . . . . . . . . . . . . . . . . . . . 11
               7.02 Notices . . . . . . . . . . . . . . . . . . . . . . 11
               7.03 Secured Party Expenses, Including Attorneys' Fees . 12
               7.04 Amendments, Etc.. . . . . . . . . . . . . . . . . . 12
               7.05 Successors and Assigns. . . . . . . . . . . . . . . 12
               7.06 Survival. . . . . . . . . . . . . . . . . . . . . . 13


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

               7.07 Agreements Superseded . . . . . . . . . . . . . . . 13
               7.08 Counterparts. . . . . . . . . . . . . . . . . . . . 13
               7.09 GOVERNING LAW AND CHOICE OF FORUM . . . . . . . . . 13
               7.10 WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . 13
               7.11 Payments Set Aside. . . . . . . . . . . . . . . . . 14
               7.12 Continuing Security Interest; Termination . . . . . 14
               7.13 Waiver and Estoppel . . . . . . . . . . . . . . . . 15
               7.14 Authorization . . . . . . . . . . . . . . . . . . . 15
               7.15 Bankruptcy No Discharge . . . . . . . . . . . . . . 16
               7.16 Nature of Agreement . . . . . . . . . . . . . . . . 16

Annex 1 -- List of Collateral
Annex 2 -- List of Locations
Annex 3 -- Existing Liens

     This SECURITY AGREEMENT, dated as of April 14, 1998 (as amended or supplemented from time to time, this "AGREEMENT"), is made between Santa Fe Hotel Inc. (the "OBLIGOR") and PDS Financial Corporation - Nevada, as collateral agent for the Holders (as defined herein) (in such capacity, the "SECURED PARTY").

                                   RECITALS

     A. The Obligor executed and delivered the Revolving Loan Note (the "Original Note") dated as of December 1996 in favor of Santa Fe Gaming Corporation ("SFGC"), in the original principal amount of Five Million Dollars ($5,000,000).

     B. The Original Note is being sold by SFGC to the Secured Party, and concurrent therewith and with the execution and delivery of this Agreement, the Obligor has executed and delivered the Amended and Restated Note (together with any extension, modification or renewal thereof, the "Note") dated as of the date hereof in the principal amount of Four Million Nine Hundred Seventy Eight Four Hundred Forty ($4,978,440.00), which Note amends and restates in its entirety the Original Note, which amendments include without limitation the extension of the maturity date from May 31, 1998 to April 14, 2001.

     D. To induce the Secured Party to purchase the Original Note and amend and restate the Original Note as provided in the Note and in order to secure payment of the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor has agreed to pledge and grant a security interest in the Collateral (as defined herein) as security for the Secured Obligations (as defined herein). Accordingly, the Obligor agrees with the Secured Party as follows:

          Section 1.     DEFINITIONS AND INTERPRETATION.

          1.01 CERTAIN DEFINED TERMS. The following terms shall have the following meanings under this Agreement:

          "APPLICABLE LAW" means, with respect to a Person, all provisions of the following applicable to such Person: (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority (including the Gaming Control Act and similar gaming laws of other jurisdictions);
(ii) Governmental Approvals; and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

          "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "CHARGES" means all federal, state, county, city, municipal or other taxes, levies, assessments or charges that, if not paid when due, may result in a Lien of any Governmental Authority against Collateral.

          "COLLATERAL" shall have the meaning assigned to that term in
SECTION 2.01.

          "CONTRACTUAL OBLIGATION" means any note, bond, mortgage or indenture or any franchise, license, permit, agreement or other instrument or obligation.

          "EVENT OF DEFAULT" shall have the meaning assigned to that term in
SECTION 6.01.

          "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether of federal, state, local or foreign jurisdiction or otherwise and whether now or hereafter in existence, or any officer or official thereof, including without limitation the Nevada Gaming Commission, Nevada State Gaming Control Board, Clark County Liquor and Gaming Licensing Board and Nevada City Counsel.

          "GAMING CONTROL LAWS" means the Nevada Gaming Control Act or any other similar federal, state or local law, statute, ordinance, rule, license, order, permit or regulation related to the gaming industry, whether now or hereafter in existence, each as from time to time amended, or any successor provision of law.

          "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit, license, registration or filing made with any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality or any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

          "HOLDER" or "HOLDERS" means PDS Financial Corporation - Nevada or its permitted assigns.

          "LIENS" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any agreement to give any security interest). For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease obligation or other title retention agreement relating to such asset.

          "MATERIAL ADVERSE EFFECT" means (a) a condition or event materially adverse to, (b) a material adverse effect on or (c) a material adverse change in, as the case may be, any one or more of the following: (i) the business, assets, results of operations, financial condition or prospects of Obligor,
(ii) the ability of the Obligor to perform its obligations hereunder or under the Note or (iii) the Collateral or the Security Interest.

          "OTHER COLLATERAL" shall have the meaning assigned to that term in
SECTION 7.14.

          "OTHER OBLIGOR" shall have the meaning assigned to that term in
SECTION 7.14.

          "PAYMENT DEFAULT" shall mean any default described in SECTION 6.01(a).

          "PERMITTED LIENS" means (i) statutory liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, mechanic's, worker's and material provider's liens) incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims; (ii) subleases granted to others not interfering in any material respect with the business of the Company;
(iii) leases in respect of the real property on which facilities owned or leased by the Company are located; (iv) Liens arising from UCC financing statements regarding property leased by the Company; (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances that do not interfere in any material respect with the ordinary conduct of business of the Company; (vi) Liens in existence as of the date of this Agreement and identified in Annex 3 hereto; and (vii) Liens granted by third party lessors or fee owners with respect to real property as to which the Company has a leasehold interest.

          "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "PROCEEDS" shall have the meaning assigned to that term in
SECTION 2.01(b).

          "SECURED OBLIGATIONS" shall mean any and all present and future obligations and liabilities of the Obligor arising under the Note or this Agreement, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, and to the extent permitted by Applicable Law, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

          "SECURITY INTEREST" shall have the meaning assigned to that term in
Section 2.01.

          "SUPPLEMENTAL DOCUMENTATION" means financing statements, continuation statements, consents, acknowledgments, assignments, notices of security interest in deposit accounts, schedules of Collateral and other instruments or documents necessary or reasonably requested by the Secured Party to perfect and maintain perfected the security interest in favor of the Secured Party in any Collateral and the Proceeds thereof, subject only to Permitted Liens.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of Nevada from time to time or, by reason of mandatory application, any other applicable jurisdiction.

          1.02 INTERPRETATION. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" references 'to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments; and references to Persons include their respective permitted successors and assigns.

          Section 2.     COLLATERAL.

          2.01 GRANT. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Obligor hereby pledges, conveys, assigns, transfers and grants to the Secured Party a security interest (the "SECURITY INTEREST") in all of the Obligor's right, title and interest in and to the following property (collectively, the "COLLATERAL"):

          (a) the property described on Annex 1 hereto and incorporated herein by this reference; and

          (b) all proceeds and products in whatever form of all or any part of the Collateral, including all proceeds of insurance (together with all rights to recover and proceed with respect to the same), and all additions, and accessories to, substitutions for and replacements of all or any part of the Collateral (collectively, the "PROCEEDS").

          2.02 PERFECTION. Concurrently with the execution and delivery of this Agreement, the Obligor shall (a) file such financing statements and other documents in such offices as shall be necessary or as the Secured Party may reasonably request to perfect and establish the priority (subject only to Permitted Liens) of the Liens granted by this Agreement, and (b) take all such other actions as shall be necessary or as the Secured Party has requested to perfect and establish the priority (subject only to such Permitted Liens) of the Liens granted by this Agreement.

          2.03 ATTORNEY-IN-FACT.  Subject to the rights of the Obligor under
SECTION 2.04, the Secured Party is hereby irrevocably appointed the attorney-in-fact of the Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Secured Party may deem necessary or reasonably advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Permitted Liens) of the Liens granted by this Agreement and, upon the occurrence and continuance of any Payment Default or Event of Default, to exercise its rights, remedies, powers and privileges under this Agreement. Subject to SECTION 7.12, this appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall be entitled under this Agreement upon the occurrence and continuation of any Payment Default or Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and, discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any instruments, documents and chattel paper in connection with clause (i) above; and (iii) to execute, in connection with any sale or disposition of the Collateral under
SECTION 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

          2.04 USE OF COLLATERAL. So long as no Payment Default or Event of Default shall have occurred and be continuing, the Obligor shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all Collateral, subject to the rights, remedies, powers and privileges of the Secured Party under SECTION 6.

          2.05 RIGHTS AND SECURED OBLIGATIONS.

          (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms hereof.

          (b) Except as required by Applicable Law, the Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

          Section 4. REPRESENTATIONS AND WARRANTIES. The Obligor represents and warrants to the Secured Party as follows:

          4.01 ORGANIZATION, POWERS AND GOOD STANDING. The Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority and the legal right to own and operate its properties and to carry on its business as presently conducted. The Obligor has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Obligor of this Agreement has been duly authorized by all necessary corporate action on the part of the Obligor. This Agreement has been duly executed and delivered by the obligor. This Agreement is a legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms, except as enforceability may be limited by (a) equitable principles, (b) limitations imposed by applicable laws upon the enforceability of rights to indemnification and (c) commercial reasonableness.

          4.02 NO CONFLICT. The execution, delivery and performance by the Obligor of this Agreement and the Note, and the consummation of the transactions contemplated hereby, do not (a) violate any provision of the charter or by-laws of the Obligor, (b) conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, constitute) default under, or require the approval or consent of any Person (other than those consents previously obtained) pursuant to, any material Contractual Obligation of the Obligor or violate any provision of Applicable Law binding on the Obligor, which violation could have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon any of the Collateral except for Liens created under this Agreement.

          4.03 GOVERNMENTAL APPROVALS. Except for filings and recordings in connection with the perfection of Liens created by this Agreement (including any necessary Supplemental Documentation), no Governmental Approval is or will be required in connection with the execution, delivery and performance by the Obligor of this Agreement or the consummation of the transactions contemplated hereby or, to the extent permitted by Applicable Law, the exercise by the Secured Party of any rights or remedies hereunder, or to ensure the legality, validity or enforceability hereof, except as may be required in connection with the disposition of Collateral by applicable federal and state antitrust laws, and Governmental Approvals required under any Gaming Control Laws.

          4.04 FILINGS, ETC. The Obligor has delivered to the Secured Party a duly executed UCC-1 financing statement containing a correct description of the Collateral for filing in the office of the Secretary of State of the State of Nevada to establish a valid and perfected Lien in favor of the Secured Party in all Collateral in which a Lien may be perfected by such filings, and no further or subsequent filing, recording or registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements.

          4.05 LOCATIONS OF COLLATERAL, OFFICES AND NAMES. (a) The Obligor's chief executive office and principal place of business is located at the address set forth in SECTION 7.02 hereof, (b) all other places of business of the Obligor and all other locations at which any tangible Collateral or books and records related to any Collateral, including computer programs, printouts and other computer materials, are (or during the past four (4) months were) located are identified in ANNEX 2, and (c) there are no prior or current trade or legal names used to identify the Obligor in its business or in the ownership of its properties other than those identified in ANNEX 2.

          4.06 TITLE TO COLLATERAL; VALIDITY AND PERFECTION OF SECURITY INTEREST; ABSENCE OF OTHER LIENS.

          (a) The Obligor has good and marketable title to all Collateral and "rights" in all Collateral within the meaning of Section 9-203 of the UCC.

          (b) Upon filing of a UCC-1 financing statement with the Nevada Secretary of State, the Security Interest in favor of the Secured Party created hereunder shall constitute a valid and perfected Lien in all of the Collateral and secure payment and performance of the Secured Obligations. The Collateral is free and clear of all Liens other than the Security Interest and Permitted Liens;

          (c) Except for financing statements naming the Secured Party as secured party, the Obligor has filed no financing statement covering any Collateral.

          Section 5.     COVENANTS.

          5.01 BOOKS AND RECORDS.  The Obligor shall:

          (a) keep full and accurate books and records relating to the Collateral at the chief executive office of the Obligor and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the Liens granted by this Agreement; and

          (b) permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Secured Party to be present at the Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Obligor with respect to the Collateral, all in such manner as the Secured Party may request.

          5.02 REMOVALS, ETC. Without at least thirty (30) days' prior written notice to the Secured Party, the Obligor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address initially indicated for notices to it under SECTION 7.02 or at one of the locations identified in ANNEX 1 or in transit from one of such locations to another or
(ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

          5.03 SALES AND OTHER LIENS. Without the prior written consent of the Secured Party, the Obligor shall not create, incur or assume any Lien upon, or file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to, all or any part of the Collateral in which the Secured Party is not named as the secured party. The Obligor shall use its best efforts to cause to be promptly released of record any Lien on any Collateral not permitted by this SECTION 5.03. The Obligor shall not dispose of any or all of the Collateral without the consent of the Secured Party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the Obligor shall not be prohibited from disposing of any or all of the Collateral in the ordinary course of business provided the Obligor complies with Section 6(b) of the Note.

          5.04 FURTHER ASSURANCES. The Obligor shall, at its own expense, perform at the request of the Secured Party, such acts as may be necessary or advisable in the reasonable opinion of the Secured Party, or that the Secured Party may reasonably request at any time, to assure the attachment, perfection and first priority (subject to Permitted Liens) of the security interest in favor of the Secured Party to the Collateral, to exercise the rights and remedies of the Secured Party hereunder or to carry out the intent of this Agreement. Without limitation, at the Secured Party's request, the Obligor shall execute and deliver (or use reasonable efforts to cause any third party to execute and deliver) to the Secured Party, at any time and from time to time, all Supplemental Documentation that the Secured Party may reasonably request, in form and substance reasonably acceptable to the Secured Party.

          5.05 VERIFICATION, ETC. During the existence of any Payment Default or Event of Default, the Secured Party may at any time require the Obligor to segregate all Proceeds so that they are capable of identification in such manner that the Secured Party shall have a perfected first priority Lien therein, subject only to Permitted Liens.

          5.06 PAYMENT OF CHARGES AND CLAIMS. The Obligor shall pay (a) all Charges imposed upon any Collateral, and (b) all claims (including claims for labor, services and materials) that have become due and payable and, under Applicable Law, have or may become Liens (other than Permitted Liens) upon any Collateral, in each case before any penalty shall be incurred with respect thereto; PROVIDED that unless foreclosure, levy or similar proceedings shall have commenced, the Obligor need not pay or discharge any such Charges or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings, and for which adequate reserves are established in accordance with generally accepted accounting principles. If the Obligor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this SECTION 5.06 and asserted against any portion of the Collateral, the Obligor will promptly notify the Secured Party of such event. The Secured Party may, at any time and from time to time, in its sole discretion and without waiving or releasing any obligation of the Obligor under this Agreement or the other Collateral Documents or waiving any Default or Event of Default, make such payment required to be paid or discharged under this
SECTION 5.06, obtain such discharge or take such other action with respect thereto as the Secured Party deems advisable; PROVIDED that the Secured Party shall be under no obligation whatsoever to take any of the foregoing actions.

          5.07 DUTY OF CARE. The Secured Party shall have no duty of care with respect to the Collateral, except that the Secured Party shall have an obligation to exercise reasonable care with respect to Collateral in its possession; PROVIDED that (a) the Secured Party shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which the Secured Party accords its own property, and (b) the Secured Party shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral. Without limitation, the Secured Party shall bear no risk or expense with respect to any Collateral.

          5.08 PROTECTION OF SECURITY; NOTICE OF LEVY. The Obligor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and against all claims and demands and to preserve, protect and defend the security interest in favor of the Secured Party and the priority thereof, against any adverse Liens not permitted under this Agreement. The Obligor will promptly notify the Secured Party of any attachment or other legal process levied against any Collateral.

          Section 6.     EVENTS OF DEFAULTS, REMEDIES, ETC.

          6.01 EVENTS OF DEFAULT. The occurrence and continuance of one or more of the following events shall constitute an "EVENT OF DEFAULT":

          (a) The Obligor shall fail to pay any installment of interest on the Note when due and payable and the continuance of such failure for thirty
(30) days; or

          (b) The Obligor shall fail to pay all or any part of the principal on the Note when and as the same shall become due and payable, at maturity, redemption, by acceleration or otherwise and the continuance of such failure for five (5) days.

          6.02 REMEDIES, ETC. If any Event of Default shall have occurred and be continuing:

          (a) the Secured Party may declare all unpaid principal, together with accrued interest thereon and together with all other amounts owing to the Secured Party under this Agreement and/or the Note, to be forthwith due and payable.

          (b) The Secured Party in its discretion may require the Obligor to, and the Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Secured Party and the Obligor, designated in the Secured Party's request;

          (c) The Secured Party in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise amend, revise, release, modify or otherwise change the terms of, all or any part of the Collateral;

          (d) The Secured Party in its discretion may, in its name or in the name of the Obligor or otherwise, demand, sue upon or otherwise enforce performance under, and demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of, the Collateral, but shall be under no obligation to do so;

          (e) The Secured Party in its discretion may, upon five (5) business days' prior written notice to the Obligor of the time and place, which the Obligor agrees and acknowledges shall constitute commercially fair and reasonable notice, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

          (f) The Secured Party shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the obligor agrees to take all such action as may be appropriate to give effect to such right).

          6.03 PRIVATE SALE. The Secured Party shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to SECTION 6.02 conducted in a commercially reasonable manner. The Obligor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

          6.04 APPLICATION OF PROCEEDS.

          (a) Except as otherwise expressly provided in this Agreement and except as provided below in this SECTION 6.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under SECTION 6.02, and any other cash at the time held by the Secured Party under this SECTION 6, shall be applied by the Secured Party:

          FIRST, to the Secured Party for amounts due under SECTION 7.03;

          SECOND, to the payment in full of the remaining Secured Obligations in such manner as the Secured Party may determine; and

          THIRD, to the payment to the Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this SECTION 6, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.

          (b) Any surplus of cash and any notes and other Collateral held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be reassigned and redelivered as provided in Section 7.12.

          (c) Payments received from any third party on account of any Collateral shall not reduce the Secured Obligations until paid in cash to the Secured Party. The application of proceeds by the Secured Party shall be without prejudice to the Secured Party's rights as against the Obligor or other Persons with respect to any Secured Obligations that may then be or remain unpaid.

          Section 7.     MISCELLANEOUS.

          7.01 WAIVER.

          (a) Nothing contained in this Agreement and no act done or omitted by or on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          (b) Nothing contained in this Agreement and no act done or omitted by the Secured Party pursuant to the powers and rights granted to it under this Agreement shall be deemed to be a waiver by the Secured Party of its rights and remedies under any of the Collateral Documents, and this Agreement is made and accepted without prejudice to any of the rights and remedies possessed by the Secured Party under the terms of any of the Collateral Documents. All obligations of the Obligor and the rights of the Secured Party hereunder shall be in addition to and not in limitation of those contained in any of the other Collateral Documents and provided by Applicable Law.

          7.02 NOTICES. Any notices and communications to be given under this Agreement shall be given in writing and delivered in person or delivered by registered or certified first-class mail, postage prepaid, by overnight courier (for next business day delivery), or by facsimile transmission to the intended recipient at the address or facsimile number specified below or, as to any party, at such other address or facsimile number as shall be designated by such party in a notice to each other party.

           To the Obligor:               Santa Fe Hotel Inc.
                                         4949 North Rancho Drive
                                         Las Vegas, Nevada  89130
                                         Attention:  Chief Financial Officer
                                         Telecopy:  (702) 658-4303

           With a copy to:               Gibson, Dunn & Crutcher LLP
                                         333 South Grand Avenue
                                         Los Angeles, California  90071
                                         Attention:  Karen E. Bertero, Esq.
                                         Telecopy:  (213) 229-7520

           To the Secured Party:         PDS Financial Corporation - Nevada
                                         6171 McLeod Drive
                                         Las Vegas, Nevada  89120-4048
                                         Attention:  President
                                         Telecopy:  (702) 740-8692

           With a copy to:               Frommelt & Eide, Ltd.
                                         580 International Centre
                                         900 Second Avenue South
                                         Minneapolis, Minnesota  55402
                                         Attention:  David R. Mylrea, Esq.
                                         Telecopy:  (612) 342-2761

          7.03 SECURED PARTY EXPENSES, INCLUDING ATTORNEYS' FEES. Regardless of the occurrence of a Default or Event of Default, the Obligor agrees to pay to the Secured Party any and all advances, charges, costs and expenses, including the reasonable fees and expenses of attorneys and any experts or agents, that the Secured Party may incur in connection with (a) the administration of this Agreement, (b) the creation, perfection or continuation of the Security Interest or protection of the Collateral or its priority in the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Note, (c) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights, powers or remedies of the Secured Party under this Agreement, any other Collateral Document or under Applicable Law, or (e) the failure by the Obligor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at the Default Rate.

          7.04 AMENDMENTS, ETC. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Obligor and the Secured Party. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Secured Party, each holder of any of the Secured Obligations and the Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

          7.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Obligor, the Secured Party and each Holder and their respective successors and permitted assigns. Neither the Obligor nor the Secured Party shall assign or transfer its respective rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonable withheld.

          7.06 SURVIVAL. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be).

          7.07 AGREEMENTS SUPERSEDED. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          7.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          7.09 GOVERNING LAW AND CHOICE OF FORUM.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (OTHER THAN THE RULES REGARDING CONFLICTS OF LAWS) OF THE STATE OF NEVADA. TO THE EXTENT APPLICABLE, THE UCC SHALL GOVERN THE PERFECTION AND PRIORITY OF THE SECURITY INTEREST, THE EFFECT THEREOF, AND ALL OTHER MATTERS TO WHICH THE UCC APPLIES PURSUANT TO THE TERMS THEREOF.

          (b) The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated in state or Federal courts located in the County of Clark, State of Nevada, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE OBLIGOR AND THE SECURED PARTY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          7.10 WAIVER OF TRIAL BY JURY. THE OBLIGOR AND THE SECURED PARTY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

          THE OBLIGOR SPECIFICALLY AGREES THAT IT HAS READ AND FULLY UNDERSTANDS EACH OF THE FOREGOING WAIVERS CONTAINED IN THIS AGREEMENT AND THAT SUCH WAIVERS ARE KNOWINGLY MADE, WITHOUT DURESS, ARE NEGOTIATED AND BARGAINED FOR TERMS OF THIS AGREEMENT, AND ARE MATERIAL INDUCEMENTS TO THE SECURED PARTY, WITHOUT WHICH THE LOAN WOULD NOT HAVE BEEN EXTENDED BY THE SECURED PARTY TO THE OBLIGOR.

          7.11 PAYMENTS SET ASIDE. Notwithstanding anything to the contrary herein contained, this Agreement, the Secured Obligations and the security interest in favor of the Secured Party shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Secured Party in connection with any bankruptcy, reorganization or similar proceeding involving the obligor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Secured Party under any such circumstances. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the security interest in favor of the Secured Party or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the security interest in favor of the Secured Party and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the obligor in respect of the amount of the affected payment or application of proceeds, the security interest in favor of the Secured Party or such Collateral.

          7.12 CONTINUING SECURITY INTEREST; TERMINATION. Except as otherwise permitted herein and except for such releases provided for under this Agreement, this Agreement shall create a continuing security interest in the Collateral and, except as provided herein or therein, the security interest in favor of the Secured Party and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the payment and performance in full of all principal and any interest on the Note and all other Secured Obligations then due and owing. Any investigation at any time made by or on behalf of the Secured Party shall not diminish the right of the Secured Party to rely on any such agreements, representations or warranties herein.

          Notwithstanding anything in this Agreement or Applicable Law to the contrary, the agreements of the Obligor set forth in SECTION 7.03 shall survive the payment of all other Secured Obligations and the termination of this Agreement. After payment of all principal and any interest on the Note and the payment of all other Secured Obligations then due and owing, the Secured Party shall, upon the request and at the expense of the Obligor, forthwith assign, transfer and deliver to the Obligor or its order, against receipt and without warranty or recourse to the Secured Party, such of the Collateral as may be in the possession of the Secured Party or to which the Secured Party may have an interest and as shall not have been sold or otherwise applied pursuant to the terms hereof. The Secured Party shall execute, deliver and acknowledge (if acknowledgment is appropriate) any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral.

          7.13 WAIVER AND ESTOPPEL. Except as otherwise provided in this Agreement, the Obligor hereby waives: (a) presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Agreement, and all other notices of any kind including (i) notice of the existence, creation or incurrence of new or additional Secured Obligations,
(ii) notice of any action taken or omitted by the Secured Party in reliance hereon, (iii) notice of any default by any Other Obligor, (iv) notice that any portion of the secured obligations is due, (v) notice of any action against any Other Obligor, or any enforcement or other action with respect to Collateral or other Collateral, or the assertion of any right of the Secured Party hereunder;
(b) during the existence of an Event of Default, notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing the Secured Party to exercise any of their rights, powers or remedies; (c) the benefit of all valuation, appraisement, redemption and exemption laws; (d) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the

Collateral shall be sold; (e) any right to assert against the Secured Party any defense (legal or equitable), set-off, counterclaim and other right that the Obligor may now or any time hereafter have against any Other Obligor; (f) any rights to require the Secured Party to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in the Secured Party's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person; (g) the right to require the Secured Party to proceed against any Other Obligor, to proceed against or exhaust any Other Collateral or to pursue any other remedy in the Secured Party's power whatsoever and the right to have the property of any Other Obligor first applied to the discharge of the Secured Obligations; (h) all rights and benefits under Applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor i other respects more burdensome than that of the principal; (i) the benefit of any statute of limitations affecting the Secured Obligations or the Obligor's liability hereunder; (j) all defenses that at any time may be available to the Obligor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect; (k) any rights and other benefits arising out of any failure of the Secured Party to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Law in connection with a disposition of Collateral or Other Collateral.

          7.14 AUTHORIZATION. The Obligor authorizes the Secured Party, without notice to or further assent by the Obligor, and without affecting the Obligor's liability hereunder or the security interest in favor of the Secured Party (regardless of whether any subrogation or similar right that the Obligor may have or any other right or remedy of the Obligor is extinguished or impaired), from time to time to:

          (a) take and hold other collateral ("OTHER COLLATERAL") with respect to the Secured Obligations or any portion thereof from any other Person ("OTHER OBLIGOR"), perfect a Lien on such other Collateral, take any other action in respect of, any such Other Collateral or Lien or any part thereof;

          (b) otherwise deal with any Other Obligor and any Other Collateral as the Secured Party may elect in its sole discretion.

          7.15 BANKRUPTCY NO DISCHARGE. Without limiting SECTION 7.13, this Agreement and the security interest in favor of the Secured Party shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against any Other Obligor, including (a) any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations in or as a result of any such proceeding, whether or not assented to by the Secured Party, and (b) any disallowance of all or any portion of the Secured Party's claim for repayment of the Secured Obligations.

          7.16 NATURE OF AGREEMENT. This Agreement is independent of and not in consideration of or contingent upon the liability of any Other Obligor and foreclosure or other action may be taken against all or any Collateral and a separate action or actions may be brought and prosecuted against the Obligor whether or not any foreclosure or other action is taken with respect to any Other Collateral or other action is brought or prosecuted against any Other Obligor or whether any Other Obligor is joined in any such action or actions. This Agreement shall be construed as continuing, absolute and unconditional without regard to (and the Obligor waives any and all defenses based upon):

          (a) the legality, validity or enforceability of the Note, any of the Secured Obligations, any Lien or Other Collateral;

          (b) any increase, decrease or other change in the amount or time, manner or place of payment of the Secured Obligations or any part thereof or other amendment to the terms and conditions of the Note or any provision thereof;

          (c) any exchange, release (whether intentionally or unintentionally), or non-perfection of any Lien on any Other Collateral or any part thereof or any release of or settlement with any Other Obligor in respect of this Agreement or the Secured Obligations;

          (d) any exercise in such manner and order as the Secured Party elects in its sole discretion, failure to exercise, waiver, or termination of, any of the remedies or rights of such Secured Party against any Other Obligor in respect of any Secured Obligations or any Other Collateral; or

          (e) any other circumstance whatsoever (with or without notice to or knowledge of the Obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of any Other Obligor for the Secured Obligations, in bankruptcy or in any other instance.

          IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                        SANTA FE HOTEL INC.

                                        By:  /s/ Thomas K. Land
                                             ------------------------------
                                        Name:  Thomas K. Land
                                        Title: Chief Financial Officer


                                        PDS FINANCIAL CORPORATION - NEVADA,
                                        as Collateral Agent

                                        By:  /s/ Johan P. Finley
                                             ------------------------------
                                        Name:  Johan P. Finley
                                        Title: President

                                      ANNEX 1

                                 LIST OF COLLATERAL

                                      ANNEX 2


(b)  1.   PDS Financial Corporation - Nevada
          6171 McLeod Drive
          Las Vegas, Nevada  89120-4048

     2.   Unique Slot & Repair, Inc.
          4405 E. Sahara Avenue
          Suite 5
          Las Vegas, Nevada  98104

(c)  Santa Fe Operating Limited Partnership

                                      ANNEX 3

                           LIENS COVERING THE COLLATERAL